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Exhibit (10) 42.

DEPARTMENT OF THE ARMY
ACADEMY OF HEALTH SCIENCES, UNITED STATES ARMY
FORT SAM HOUSTON, TEXAS 78234-6100

REPLY TO THE ATTENTION OF 			JUNE 16,1997

Memorandum For Systems Communication, Inc./National Solutions Corporation, 4707 140th. Ave North, Clearwater, Fla. 33762

Subject: Renewal of Cooperative Research and Development Agreement (CRDA)

The U.S. Army Medical Department Center and School, Center for Healthcare Education and Studies will renew the current CRDA with Systems Communication inc. for one additional year. This agreement is effective on June 18, 1997. The following changes and stipulations are to be mutually honored and agreed to by both Developer and Collaborator in this agreement:

	Field of Use Addition
Para 5.1.1	The Collaborator may, with prior written approval of the
Developer, utilize the TCSDP software and related architecture to perform evaluation and analysis of health care benefits for individual companies, corporations or business entities outside of the Automotive Industry and their downline vendors in the United States of America. The terms and conditions of this Agreement shall apply to any such additional company, corporation or business entity were included in the original Approved Field of Use contained in contained in this Agreement.

	Computer Charges
This agreement is contingent upon the payment of computer charges incurred by then National Solutions Corporation for the period October - December 1995 in the amount of $45,363.81. A statement of these charges has been provided to you. We trust this issue can be resolved, through payment, so we can address SCI's immediate computer support and processing needs.

Address for Royalty Income
DFAS-RI-OPLOC
Attn: DFAS-RI-FD
Bldg 68
Rock Island, Ill 61299-8300

If these terms are agreeable please sign below and return to this activity for further processing.

/s/ Edwin B. Salmon                 /s/ Martha Spinks
For: Systems Communications, Inc.	For Center for Healthcare Education
and Studies
Martha K. Spinks, LTC, MS
Office of Technology Research Advancement
(ORTA) -- Negotiator